UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 22, 2012

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

55 Waugh Drive, Suite 1000		77007
Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On June 22, 2012, Kirby Corporation (“Kirby”) issued a press release announcing revisions to its previously disclosed earnings guidance for the 2012 second quarter and full year.  A copy of the press release is attached as Exhibit 99.1 to this report.  On June 25, 2012, Kirby held a conference call to discuss the revised earnings guidance.  This report summarizes certain information discussed in the conference call.

Kirby revised its second quarter earnings guidance to the range of $.80 to $.85 per share compared to the previous guidance of $.97 to $1.02 per share.  Kirby also revised its earnings guidance for the 2012 full year to the range of $3.45 to $3.70 per share compared to the previous guidance of $3.85 to $4.05 per share.  In the conference call, Kirby estimated the impact of the following factors on its previously announced guidance for the 2012 full year:

•	The negative impact from expensing an increase in the earnout from the acquisition in 2011 of United Holdings LLC (“United”) was $.05 per share and occurred in the first quarter of 2012.

•
The negative impact from the decrease in demand for the manufacturing of hydraulic fracturing equipment and for service and sale of land based diesel engines and parts by United resulting from the low price of natural gas and resulting decline in drilling activity is estimated at $.15 to $.18 per share.

•
The negative impact from the greater than anticipated maintenance expense and the corresponding lost revenue days for the offshore tank barge fleet acquired in 2011 in the K-Sea Transportation Partners LLC (now renamed Kirby Offshore Marine) merger is estimated at $.08 to $.09 per share.

•	The negative impact from the deterioration of Kirby Offshore Marine’s Northeast and New York Harbor markets, including some repositioning costs, is estimated at $.04 to $.05 per share.

•
The negative impact of low water levels on the Mississippi River System and of temporarily lower petrochemical volumes from a major customer of the inland tank barge business due to both scheduled and unscheduled plant maintenance is estimated at $.03 to $.04 per share.

Partially offsetting those negative revisions are improving markets for Kirby’s marine diesel engine service business, the positive impact of which is estimated at $.03 to $.04 per share for the year.

Kirby also revised its estimate for capital expenditures for the year for both investments in the existing fleet and in new construction to the $290 to $300 million range from the previously announced range of $265 to $275 million.

Statements contained in this report with respect to the future are forward-looking statements.  Those statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors, including cyclical or other downturns in demand, significant pricing competition, unanticipated additions to industry capacity, changes in the Jones Act or in U.S. maritime policy and practice, fuel costs, interest rates, weather conditions, and timing, magnitude and number of acquisitions made by Kirby.  Forward-looking statements are based on currently available information and Kirby assumes no obligation to update any such statements.  A list of additional risk factors can be found in Kirby’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits:

99.1	Press release dated June 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

By:	/s/ David W. Grzebinski
David W. Grzebinski
Executive Vice President
and Chief Financial Officer

Dated:  June 26, 2012

EXHIBIT INDEX

Exhibit 99.1	Press release dated June 22, 2012